Exhibit 99.1

Finjan Holdings to Host its Second Quarter Shareholder Update on August 10, 2017

EAST PALO ALTO, CA – 07/27/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, will host a shareholder update call to discuss its second quarter 2017 results along with its focus on other strategic objectives on Thursday, August 10, 2017 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time.
Analysts, investors, and other interested parties may access the conference call by dialing 1-855-327-6837. International callers can access the call by dialing 1-631-891-4304. An archived audio replay of the conference call will be available for 2 weeks beginning at 4:30 pm Pacific Time on August 10, 2017 and can be accessed by dialing 1-844-512-2921 and providing access code 10003343. International callers can access the replay by dialing 1-412-317-6671. The call will also be archived on Finjan's investor relations website.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect our expectations and projections about our future results, performance, prospects and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would” and similar expressions, but this is not an exclusive way of identifying such statements. Readers are cautioned that forward-looking statements are not guarantees of future performance.  Our actual results, performance and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained herein as a result of various risks, uncertainties and other factors.  Important factors that could cause our actual results to differ materially from our expectations include, without limitation our ability to execute our business plan and operate profitably; the outcome of pending or future licensing and enforcement actions; our ability to expand our technology portfolio; the enforceability of our patents; our ability to successfully execute acquisitions, dispositions and other corporate transactions, if any; the continued use of our technology in the market; the impact of regulatory developments regarding patent enforcement; and other factors described under “Risk Factors” in our most recent Annual Report on Form 10-

K and in other filings we make with the SEC from time to time. Forward-looking statements speak only as of the date hereof. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com